Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-20611, No. 33-30455, No. 33-58104, No. 33-58106, No. 33-56329, No. 333-44631, No. 333-95743, No. 333-121275 and 333-131404) and the Registration Statements on Form S-3 (No. 33-33104, No. 33-42265 and No. 33-41586) of Baldwin Technology Company, Inc. of our reports dated September 28, 2006 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.
   /s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Stamford, CT
September 28, 2007